Franklin Templeton Global Trust
Franklin Global Currency Fund
Special Meeting of Shareholders held May 23, 2001
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The results of the voting at the Special Meeting are as follows:

1. To approve an Agreement and Plan of Reorganization

                                                 % of           % of
                                              Outstanding      Voted
                                 Shares         Shares         Shares
    ------------------------- -------------- -------------- -------------
    For                       110,955.645         7.20%         59.55%
    Against                    70,854.596         4.60%         38.03%
    Abstain                     4,511.980         0.29%          2.42%



Franklin Templeton Global Trust
Franklin Hard Currency Fund
Special Meeting of Shareholders held May 23, 2001
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The results of the voting at the Special Meeting are as follows:

1. To approve an Agreement and Plan of Reorganization

                                                 % of           % of
                                              Outstanding      Voted
                                 Shares         Shares         Shares
    ------------------------- -------------- -------------- -------------
    For                       51,691.607          0.66%         82.88%
    Against                   10,273.241          0.13%         16.47%
    Abstain                      404.730          0.01%          0.65%